EXHIBIT 99.5

INVITROGEN UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

On February 6, 2004, Invitrogen Corporation (Invitrogen) acquired all of the outstanding shares of common stock and stock options of BioReliance Corporation (BioReliance) for a cash purchase price of $433.3 million, plus assumed outstanding debt of $70.4 million and transaction costs of $4.9 million. The pro forma adjustments on the following unaudited pro forma combined financial statement are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined financial statement are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined statement of income for the nine months ended September 30, 2004, illustrates the effect of the acquisition of BioReliance as if it had occurred on January 1, 2004, and includes the historical unaudited results of operations for BioReliance for the period from January 1, 2004, through February 6, 2004, combined with Invitrogen’s unaudited combined statement of income for the nine months ended September 30, 2004, which includes the results of BioReliance Corporation (BioReliance) following February 6, 2004.

The pro forma combined financial statement should be read in conjunction with the separate historical and pro forma consolidated financial statements and the notes thereto of Invitrogen contained in the 2003 Annual Report on Form 10-K filed on March 3, 2004, the Quarterly Report on Form 10-Q for the three month period ended March 31, 2004, filed on May 10, 2004, the Quarterly Report on Form 10-Q for the six month period ended June 30, 2004, filed on August 9, 2004, the Quarterly Report on Form 10-Q for the nine month period ended September 30, 2004, filed on November 5, 2004, and the Forms 8-K/A filed on October 31, 2003, June 10, 2003, April 21, 2004, May 25, 2004, and September 2, 2004, and the audited financial statements of BioReliance included as an exhibit to the Form 8-K/A filed on April 21, 2004.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial positions.

INVITROGEN CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2004

(In thousands, except per share data)

	Historical Invitrogen	Historical BioReliance (January 1, 2004, through February 6, 2004)	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenues	$761,616	$7,500	$(58)	(a)	$769,058
Cost of revenues	316,393	6,112	(24)	(a)	322,481

Gross margin	445,223	1,388	(34)		446,577

Operating Expenses:
Sales and marketing	134,329	—	327	(b)	134,656
General and administrative	80,825	—	1,842	(b)	82,667
Selling, general and administrative	—	2,169	(2,169)	(b)	—
Research and development	53,116	104	(34)	(a)	53,186
Purchased intangibles amortization	81,539	—	410	(c)	81,949
Purchased in-process research and development	728	—	—		728
Business integration and merger costs	—	37,744	(37,744)	(d)	—

Total operating expenses	350,537	40,017	(37,368)		353,186

Income (loss) from operations	94,686	(38,629)	37,334		93,391

Interest and other income (expense), net	(13,855)	(2,515)	(630)	(e)	(17,000)

Income (loss) before provision for income taxes and minority interest	80,831	(41,144)	36,704		76,391
Income tax benefit (provision)	(22,470)	780	304	(f)	(21,386)

Net income (loss)	$58,361	$(40,364)	$37,008		$55,005

Earnings per share:
Basic	$1.13				$1.06

Diluted	$1.09				$1.03

Weighted average shares used:
Basic	51,876				51,876
Diluted	59,403		(5,807)	(g)	53,596

See Notes to Unaudited Pro Forma Combined Financial Statement.

INVITROGEN CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

1. Basis of Presentation

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined statement of income for the nine months ended September 30, 2004, illustrates the effect of the acquisition of BioReliance as if it had occurred on January 1, 2004, and includes the historical unaudited results of operations for BioReliance for the period from January 1, 2004, through February 6, 2004, combined with Invitrogen’s unaudited pro forma combined statement of income for the nine months ended September 30, 2004, which give effect to the acquisition of BioReliance Corporation as of February 6, 2004.

2. Pro Forma Adjustments and Assumptions for BioReliance

On February 6, 2004, Invitrogen acquired all of the outstanding shares of common stock and stock options of BioReliance Corporation (BioReliance) for a cash purchase price of $433.3 million, plus assumed outstanding debt of $70.4 million and transaction costs of $4.9 million.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. Additionally, a final valuation of acquired purchased technology and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of income are subject to change, and the final amounts may differ substantially.

(a)	ADJUSTMENTS TO REVENUES, COST OF SALES AND RESEARCH AND DEVELOPMENT EXPENSES

Eliminates intercompany sales of $58,000, intercompany cost of sales of $24,000, and intercompany purchases used in research and development of $34,000.

(b)	EXPENSE RECLASSIFICATION

Reclassify selling, general and administrative expenses to sales and marketing expense and general and administrative expense to conform to Invitrogen’s expense classifications.

(in thousands)
Combined selling, general and administrative as reported by BioReliance	$2,169

Reallocate to conform to Invitrogen’s expense classifications:
Sales and marketing expenses	327
General and administrative expenses	1,842

$2,169

(c)	ADJUSTMENTS TO INTANGIBLE ASSET AMORTIZATION

Increases purchase intangibles amortization expense by $0.4 million for the acquired purchased intangibles. The amortization of the purchased intangibles, which is preliminary and may change significantly upon completion of the valuation of the intangible assets acquired, is based on a weighted average life of 4 years.

(d)	ADJUSTMENTS TO BUSINESS INTEGRATION AND MERGER COSTS

Decreases business integration and merger costs for non-recurring expenses directly attributable to the purchase transaction.

(e)	ADJUSTMENTS TO INTEREST AND OTHER INCOME AND EXPENSE, NET

Adjustments to interest and other income, net, are as follows:

(in thousands)
Reduce interest income for estimated lost interest income, calculated at 1.95%, from cash used to pay for BioReliance common shares and stock options, cash used to pay for direct acquisition costs and cash used to repay the debt acquired	$(712)
Increase interest expense for amortization of unfavorable lease liability	97
Reduce interest expense for estimated saved interest at interest rates ranging from 0% to 9.49% from the repayment of debt acquired	(15)

Net adjustment to interest and other income and expense, net	$(630)

(f)	ADJUSTMENTS TO DEFERRED INCOME TAXES AND INCOME TAX PROVISION

Adjust the income tax provision on the pro forma combined pretax income by $0.3 million to amounts equal to the weighted average of Invitrogen’s pro forma effective tax rate for the nine months ended September 30, 2004 and BioReliance’s historical effective tax rate for the period from January 1, 2004 through February 6, 2004.

(g)	ADJUSTMENTS TO WEIGHTED AVERAGE SHARES OUTSTANDING

Decreases weighted average shares used for diluted earnings per share for Invitrogen’s 2 1/4% Convertible Subordinated Notes due 2006, which are antidilutive based on the pro forma combined operating results for the nine months ended September 30, 2004.

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